                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                 FLAG TELECOM HOLDINGS LIMITED
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

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
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
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           (2)  Aggregate number of securities to which transaction
                applies:
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           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /        Fee paid previously with preliminary materials.

/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous
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                ----------------------------------------------------------
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
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                                                              [LOGO]

                                                              FLAG Telecom Holdings Limited
                                                              Cedar House
                                                              41 Cedar Avenue
                                                              Hamilton HM12
                                                              Bermuda

                                                                     May 8, 2001

Dear Shareholder:

    The Board of Directors cordially invites you to attend the 2001 Annual General Meeting of Shareholders of FLAG Telecom Holdings Limited to be held at 9:00 a.m. on June 18, 2001 at the Le Meridien Grosvenor House Hotel, Park Lane, London W1K 7TN, England.

    Information concerning the matters to be considered and voted upon at the Annual General Meeting is set out in the attached Notice of 2001 Annual General Meeting and Proxy Statement. The Annual Report on Form 10-K for the year ended December 31, 2000 is also enclosed.

    2000 was a milestone year for FLAG Telecom during which we made substantial progress in our evolution from a subsea cable developer into a global network services company. My colleagues and I look forward to reviewing the events of the year and discussing the Company's progress at the 2001 Annual General Meeting.

    It is important that your shares be represented at the 2001 Annual General Meeting regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the accompanying pre-paid envelope. This will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

    Thank you for your continued support.

                                          /s/ Andres Bande

                                          Andres Bande
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                                     [LOGO]
                            ------------------------

             NOTICE OF 2001 ANNUAL GENERAL MEETING OF SHAREHOLDERS
                            ------------------------

    We will hold the 2001 Annual General Meeting of Shareholders (the "meeting") of FLAG Telecom Holdings Limited ("FLAG Telecom" or the "Company") at the
Le Meridien Grosvenor House Hotel, Park Lane, London W1K 7TN, England on June
18, 2001, at 9:00 a.m., local time, for the following purposes:

    To receive the report of the independent auditors and the financial statements for the year ended December 31, 2000 and to take the following actions:

    1.  To set the size of the Board at ten (10) directors, with three
       (3) persons being elected and with one (1) vacancy constituting a casual vacancy pursuant to Bye-law 81 of the Company's Bye-laws and to be appointed by the Board at a later date; provided that if, prior to the meeting, any current director designated by a shareholder pursuant to Bye-law 82 of the Company's Bye-laws, as described in the accompanying
       Proxy Statement, withdraws from the Board and such shareholder has lost the right to designate such director's replacement pursuant to such Bye-law 82 or waives such right, the vacancy created by the withdrawal of such director shall constitute an additional casual vacancy pursuant to Bye-law 81 of the Company's Bye-laws, to be appointed by the Board at a later date;

    2. To appoint Arthur Andersen as independent auditors of FLAG Telecom for the year ending December 31, 2001 and authorize the Board of Directors to determine their remuneration;

    3.  To approve amendments to the Company's Bye-laws; and

    4. To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

    These proxy materials are being mailed on or about May 8, 2001 to all holders of record of the Company's shares of common stock ("Shares") at the close of business on May 1, 2001. These materials will also be mailed to shareholders who become holders of record of Shares through June 8, 2001. All holders of record of Shares on the date of the meeting will be entitled to attend and vote at the meeting. Any shareholder who does not receive a copy of the proxy statement and accompanying proxy card may obtain a copy at the meeting or by contacting MacKenzie Partners, Inc., the proxy solicitor for the meeting, at 156 Fifth Avenue, 13th Floor, New York, New York 10010, USA, via telephone at
(212) 929-5500 or toll free at (800) 322-2885 or via e-mail at:
proxy@mackenziepartners.com.

    Shareholders are cordially invited to attend the meeting in person. It is important that your Shares be represented at the meeting. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card to ensure that your Shares are represented at the meeting. Registered shareholders that attend the meeting may vote their Shares personally, even though they have sent in proxies.

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
                                                      By order of the Board of Directors,

                                                      /s/ Stuart Rubin

                                                      Stuart Rubin
                                                      GENERAL COUNSEL AND SECRETARY

May 8, 2001

                                PROXY STATEMENT

                             ---------------------

                              GENERAL INFORMATION

    The Board of Directors (the "Board") of FLAG Telecom Holdings Limited ("FLAG Telecom" or the "Company") is soliciting your proxy for use at the 2001 Annual General Meeting of Shareholders to be held on June 18, 2001 (the "meeting").

    These proxy materials are being mailed on or about May 8, 2001 to shareholders of record on May 1, 2001. The principal executive office of the Company is located at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda. Our telephone number is +1-441-296-0909.

DATE, TIME AND PLACE

    We will hold the meeting at the Le Meriden Grosvenor House Hotel, Park Lane, London WIK, 7TN, England on June 18, 2001 at 9:00 a.m., local time, subject to any adjournments or postponements.

WHO CAN VOTE; VOTES PER SHARE

    Notice of the meeting has been sent to all holders of record of the Company's shares of common stock ("Shares") at the close of business on May 1, 2001. On that date, there were outstanding and entitled to vote 134,124,421 Shares. Notice will also be mailed to shareholders who become holders of record of Shares through June 8, 2001. Any shareholder who does not receive a copy of the proxy statement and accompanying proxy card may obtain a copy at the meeting or by contacting MacKenzie Partners, Inc., the proxy solicitor for the meeting, at 156 Fifth Avenue, 13th Floor, New York, New York 10010, USA, via telephone at
(212) 929-5500 or toll free at (800) 322-2885 or via e-mail at:
proxy@mackenziepartners.com.

    All holders of record of Shares on the date of the meeting will be entitled to attend and vote at the meeting. A poll will be taken on each proposal to be put to the meeting and every holder of a Share will be entitled to one vote per Share on each proposal.

    For admission to the meeting, registered shareholders (those who own Shares in their own names) should come to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of Shares held by a bank or broker (often referred to as "holding in street name") should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own Shares, but they will not be able to vote at the meeting. Only holders of record may vote at the meeting. Beneficial owners should instruct their broker or bank how to vote on their behalf. Registration will begin at 8:00 a.m., local time, and the meeting will begin at 9:00 a.m., local time.

QUORUM AND VOTING REQUIREMENTS

    Two holders of Shares present in person or by proxy and entitled to vote representing the holders of more than 50.1% of the issued Shares shall form a quorum for all purposes.

    The affirmative vote of a majority of Shares represented and voting at the meeting is required for the election of directors and the approval of the other proposals, except for approvals of the amendments to Bye-laws 97 and 98, which require the affirmative vote of 75% of the Shares represented and voting at the meeting. Pursuant to Bermuda law, (i) Shares represented at the meeting whose votes are withheld on any matter, (ii) Shares which are represented by "broker non-votes" (i.e., Shares held by brokers or nominees which are represented at the meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) and (iii) Shares which abstain from voting on any matter are not included in the determination of the Shares voting on such matter but are counted for quorum purposes. As a result, abstentions and broker "non votes" will not affect the voting results, although they will have the practical effect of reducing the number of affirmative votes required to achieve a majority (or 75% with respect to the above-noted Bye-law amendments) by reducing the total number of Shares from which the majority (or 75%) is calculated. Brokers and nominees can exercise their voting discretion only with respect to the election of directors and the appointment of auditors.

HOW TO VOTE

    Shares represented by a properly executed proxy will be voted as directed on the proxy card. Those who hold their Shares in street name should instruct their broker or bank how to vote on their behalf. In the absence of contrary direction from a shareholder, proxies held by the chairman of the meeting will be voted FOR setting the size of the Board at ten (10) directors, with the election of the three (3) nominees for director named on the proxy card and with one
(1) vacancy (subject to increase in certain circumstances as described under "Proposal No. 1--Election of Directors" below) constituting a casual vacancy to be appointed by the Board at a later date, FOR the re-appointment of the independent auditors of the Company and authorization for the Board to fix the auditors' remuneration and FOR all of the amendments to the Company's Bye-laws.

    A proxy card has been enclosed with this document. Shareholders should complete and return the proxy card as soon as possible. To be valid, the proxy card must be completed in accordance with the instructions on it and received at any one of the addresses set forth below by the time (being local time) and date specified:

    IN BERMUDA:

    by 5 p.m., on June 15, 2001 by hand or mail at:

    FLAG Telecom Holdings Limited
    Cedar House
    41 Cedar Avenue
    Hamilton HM12
    Bermuda

    IN THE UNITED KINGDOM:

    by 5 p.m., on June 15, 2001 by hand or mail at:

    FLAG Telecom Holdings Limited
    c/o FLAG Telecom Limited
    9 South Street
    London W1K 2XA
    United Kingdom

    IN THE UNITED STATES:

    by 5 p.m., on June 15, 2001 by hand or mail at:

    FLAG Telecom Holdings Limited
    c/o MacKenzie Partners, Inc.
    156 Fifth Avenue
    13th Floor
    New York, New York 10010
    United States of America

REVOCATION OF PROXIES

    You may revoke your proxy at any time before it is voted (1) by so notifying the Assistant Secretary of the Company in writing at the address of the Company's principal executive office, Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda, not later than 5 p.m., local time, on June 15, 2001, (2) by signing, dating and submitting a new and different proxy card or (3) by voting your Shares in person or by an appointed proxy or representative at the meeting. You cannot revoke your proxy by merely attending the meeting.

PROXY SOLICITATION

    The Company will bear the costs of soliciting proxies from the holders of our Shares. Proxies will initially be solicited by us by mail, but directors, officers and selected other employees of the Company may also solicit proxies by personal interview, telephone, telegraph or e-mail. Directors, executive officers and any other employees of the Company who solicit proxies will not be specially compensated for those services, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. We have engaged MacKenzie Partners, Inc. as the proxy solicitor for the meeting for an approximate fee of $7,500. (All references to "$" in this proxy statement are to United States dollars.)

2000 AUDITED FINANCIAL STATEMENTS

    Under the Company's Bye-laws and Bermuda law, audited financial statements must be presented to shareholders at an annual general meeting of shareholders. To fulfill this requirement, we will present at the meeting audited consolidated financial statements for fiscal 2000. Copies of those financial statements are included in our Annual Report on Form 10-K, which is being mailed to shareholders together with this proxy statement.

    Representatives of Arthur Andersen, FLAG Telecom's independent auditors, will be present at the meeting and available to respond to appropriate questions.

                                PROPOSAL NO. 1.
                             ELECTION OF DIRECTORS

    The Company's Bye-laws provide that at every annual general meeting, one third of the directors who are not executive officers of the Company and who are subject to retirement by rotation (or if the number is not three (3) or a multiple of three (3), the nearest number to one third) shall retire from office. Under the Bye-laws directors who are executive officers are not subject to retirement by rotation. If there is only one director subject to retirement by rotation, he shall retire. Under the Company's Bye-laws, the shareholders must determine the minimum and maximum number of directors at each annual general meeting.

    Pursuant to Bye-law 82 of the Company's Bye-laws, each shareholder holding at least 9% of the issued and outstanding Shares has the right to designate one director for each 9% of the issued and outstanding Shares held by such shareholder. Notwithstanding the above, even if it is not entitled to designate any director under the arrangement described above, for so long as either Bell Atlantic Network Systems Company and/or Rathburn Limited owns any Shares, that shareholder shall have the right to appoint one director. As a result, Bell Atlantic Network Systems Company, which owns approximately 29.8% of the issued and outstanding Shares, has the right to designate three directors, and each of Rathburn Limited, which owns approximately 12.7% of the issued and outstanding Shares, and K.I.N. (Thailand) Co., Ltd., which owns approximately 9.0% of the issued and outstanding Shares, has the right to designate one director. Pursuant to such right, Bell Atlantic Network Systems Company has named Messrs. Thomas Bartlett, Alfred Giammarino and David A. Riffelmacher as its designees, Rathburn Limited has named Mr. Adnan Omar as its designee and K.I.N. (Thailand) Co., Ltd. has named Mr. Soopakij Chearavanont as its designee. Otherwise, only a director retiring by rotation may be appointed as a director unless a person is either recommended by the Board or is nominated in accordance with procedures set out in the Companies Act 1981 of Bermuda.

    At the annual general meetings for the calendar years 2001 and 2002, the directors to retire by rotation will be determined by agreement amongst the directors elected at the 2000 Annual General Meeting or by lot. For the annual general meeting for the year 2003 onwards, the directors to retire by rotation will be those who have been longest in office since their last election or re-election. The determination of which directors are to retire at all future annual general meetings will be based on the composition of the Board on the date of the notice convening each such meeting.

    As all of the current nine (9) directors were last reappointed on the same day at the Company's 2000 Annual General Meeting on January 31, 2001, it was agreed amongst the directors that Messrs. Adnan Omar, Michael Fitzpatrick and Umberto Silvestri will retire as directors at the 2001 Annual General Meeting and be proposed for re-election to hold office in accordance with the Company's Bye-laws.

    The Board proposes that the size of the Board shall be ten (10) directors, with the above three (3) persons being elected, to hold office in accordance with the Company's Bye-laws, and with one (1) vacancy constituting a casual vacancy pursuant to Bye-law 81 of the Company's Bye-laws and to be appointed by the Board at a later date, provided that if, prior to the meeting, any current director designated by a shareholder pursuant to Bye-law 82 of the Company's Bye-laws, as described above, withdraws from the Board and such shareholder has lost the right to designate such director's replacement pursuant to such Bye-law 82 or waives such right, the vacancy created by the withdrawal of such director shall constitute an additional casual vacancy persuant to Bye-law 81 of the Company's Bye-laws, to be appointed by the Board at a later date.

    All of the nominees named above currently serve as directors of the Company. The management of FLAG Telecom believes that each of the nominees for director is prepared to serve as a director. The Company is actively looking for a candidate to fill the casual vacancy who would constitute an additional independent director.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE (1) TO SET THE BOARD AT TEN
(10) DIRECTORS, (2) FOR THE ELECTION AS DIRECTORS OF THE THREE (3) NOMINEES LISTED ABOVE AND (3) TO CONSTITUTE ONE (1) VACANCY (SUBJECT TO INCREASE UNDER CERTAIN CIRCUMSTANCES AS DESCRIBED ABOVE) AS A CASUAL VACANCY PURSUANT TO BYE-LAW 81 OF THE COMPANY'S BYE-LAWS TO BE APPOINTED BY THE BOARD AT A LATER DATE.

    Except where otherwise instructed, proxies will be voted for election of all the nominees. Should any nominee be unwilling or unable to serve as a director, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election of another person recommended by the Board, unless the Board chooses to recommend a reduction in the number of directors constituting the full Board.

    Set forth below is biographical information for the nominees and for each director whose term will continue after the meeting.

NOMINEES FOR ELECTION AT THE MEETING

MICHAEL FITZPATRICK

    Mr. Fitzpatrick, age 52, has been a member of our Board since January 2000. Mr. Fitzpatrick has been General Partner of Seabury Venture Partners since October 2000. He was previously Chairman of the Board, President and Chief Executive Officer of E-TEK Dynamics, Inc., a fiber optic manufacturer from October 1997 to October 2000. Prior thereto, Mr. Fitzpatrick was President and Chief Executive Officer of Pacific Telesis Enterprises from 1993 to
October 1997. Mr. Fitzpatrick currently serves as a director of NorthPoint Communications Group, Inc., a national provider of local data network services and Adva Optical Networking, a worldwide optical networking solutions provider located in Germany.

ADNAN OMAR

    Mr. Omar, age 49, was a director of FLAG Limited, a subsidiary of the Company, from April 1994 until the corporate restructuring in February 1999 and has since been a member of our Board. Mr. Omar has been the Executive Director of Al-Jazirah Transport Holding Company, which invests in diversified businesses through its subsidiaries and is fully owned by Dallah Albaraka Group, since March 1998. From 1990 to March 1998 he was Technical Director of Al-Jazirah Transport Holding Company. Mr. Omar also serves on the board of directors of BASAFOJAGU CO., Al-Sham Shipping Co. Syria, Dallah Transport Co. Saudi Arabia and Dallah Lebanon Tourism & Transport Co.

UMBERTO SILVESTRI

    Mr. Silvestri, age 68, has been a member of our Board since October 1999. Mr. Silvestri was the Chairman of STET International Netherlands from 1997 until December 1999 and he was the Chairman of Telecom Italia from 1994 until June 1997.

DIRECTORS CONTINUING IN OFFICE

ANDRES BANDE

    Mr. Bande, age 56, has served as Chairman of the Board and Chief Executive Officer ("CEO") since January 1998. Before joining us, Mr. Bande was the President of Sprint International from 1996 to the beginning of 1998. Prior to that, he was President of Ameritech International Corporation from 1990 to 1996.

EDWARD MCCORMACK

    Mr. McCormack, age 46, has been a member of our Board since October 1999 and has served as Deputy Chairman of the Board since March 2000. He served as the Chief Financial Officer from February 1996 to November 2000 and was appointed Chief Operating Officer in March 2000. Prior to that time, Mr. McCormack spent 17 years with Bechtel, an engineering and construction company. His final position with Bechtel was Chief Financial Officer of Bechtel Europe, Africa, Middle East and South West Asia.

THOMAS BARTLETT

    Mr. Bartlett, age 43, has been a member of our Board since October 2000. Mr. Bartlett has been President of Verizon Global Solutions Inc., Verizon's provider of worldwide end-to-end communications solutions since July 2000. From 1995 to July 2000 he was President and Chief Executive Officer of Bell Atlantic International Wireless.

ALFRED GIAMMARINO

    Mr. Giammarino, age 45, has been a member of our Board since October 2000. Mr. Giammarino has been Senior Vice President and Chief Financial Officer (CFO) for the international group of Verizon Communications Inc. since January 2000. From July 1998 to December 1999 he was Senior Vice President--International Finance, Planning and Business Development for GTE, where he was Vice President--International Finance and Planning from 1997 to July 1998 and Vice President--Finance from 1995 to 1997.

DR. DAVID A. RIFFELMACHER

    Dr. Riffelmacher, age 50, has been a member of our Board since
October 2000. He is Group Vice President--Marketing, Product Development and Strategic Planning for Verizon Global Solutions Inc. From January 1996 to June 2000 he was Vice President of Professional Services for Bell Atlantic International Wireless.

SOOPAKIJ CHEARAVANONT

    Mr. Chearavanont, age 37, has been a member of our Board since
September 2000. Mr. Chearavanont has been President of Telecom Holding
Co., Ltd. since 1999, President of UBC Group, which operates a pay television business, since 1998 and Chairman and Chief Executive Officer of Hong Kong Fortune Limited, a real estate and property investment company since 2000. He has also been a director of TelecomAsia Corporation Public Co. Ltd. since 1994.

EXECUTIVE OFFICERS

    Set forth below is information concerning the current executive officers of the Company who are not also directors.

LARRY BAUTISTA

    Mr. Bautista, age 37, was appointed Chief Financial Officer in
November 2000. He joined the Company in 1999 and was appointed Deputy Chief Financial Officer in March 2000. Between 1995 and 1999, he served as Vice President--Finance and Treasurer of the Company while on secondment from Verizon.

STUART RUBIN

    Mr. Rubin, age 53, has served as the General Counsel of the Company since January 1996. Prior to joining us, Mr. Rubin spent over twenty years with the law firm of Coudert Brothers, as a partner for the last twelve years, specializing in cross border financial transactions, joint ventures and other commercial transactions.

    There is no family relationship among any of the above-named officers or any director of the Company.

BOARD MEETINGS AND COMMITTEES

    The Board formally met eight (8) times in 2000. Each director (or his designated alternate as allowed by Bermuda law) attended at least 75% of such meetings of the Board during 2000 and of the committees of the Board on which he served during the shorter of the last two years and the period he has been a director, except Soopakij Chearavanont, who attended one of two meetings held in 2000 following his appointment to the Board. The two standing committees of the Board are the Audit Committee and the Compensation Committee. These committees are described in the following paragraphs. The Company does not have a nominating committee. New directors are considered and nominated by the Board.

AUDIT COMMITTEE

    The Audit Committee consists of Messrs. Silvestri (Chairman) and
Fitzpatrick.

    The Audit Committee was established in January 2000 and formally met twice during 2000. The primary purpose of the Audit Committee is to assist the Board in monitoring the integrity of the Company's and its subsidiaries' (the "Group") financial reporting process and internal controls of the Group and the independence and performance of external auditors.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of the Group's financial reporting process and internal controls of the Group and the independence and performance of the external auditors. The Audit Committee initially was comprised of three directors, each independent under the NASDAQ Stock Market, Inc.'s listing standards. One member, Jonathan Solomon, passed away in May 2000, and currently the Audit Committee is comprised of the remaining two independent directors. The Company is actively looking for a third independent director to propose for election. However, as a foreign issuer, the Company, which is traded on the NASDAQ National Market, is not required to comply with the NASDAQ's rule requiring an Audit Committee of three independent directors so long as the existing structure and composition of the Company's Audit Committee is not contrary to any law, rule, regulation or generally accepted business practice in Bermuda. The present Audit Committee satisfies that requirement. The Audit Committee acts under a written charter adopted by the Board of Directors.

    The 2000 financial statements, which were prepared under U.S. generally accepted accounting principles ("US GAAP"), have been approved by the Board at the recommendation of the Audit Committee. The Audit Committee reviews the quarterly and annual financial results with management and FLAG Telecom's auditors. The Audit Committee has discussed with the auditors and received confirmation from the auditors of their independence as required under applicable standards for auditors of public companies and has discussed the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has also recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

    The following is a summary of the fees paid to the auditors for fiscal year 2000:

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Annual audit fees...........................................  $350,000
IPO related fees............................................  $530,000
Tax advisory................................................  $340,000
Other ad-hoc................................................  $130,000

    The Audit Committee has considered and discussed with the auditors the compatibility of the non-audit services with maintaining auditor independence and agreed with the auditors that they will cease to provide certain book keeping and accounting advisory services in some countries.

                                          THE AUDIT COMMITTEE

                                          Umberto Silvestri
                                          Michael Fitzpatrick

COMPENSATION COMMITTEE

    The Compensation Committee was established in May 1999 and consists of Messrs. Bande (Chairman), Omar and Bartlett. Mr. Barlett was appointed to the Committee in November 2000 to replace Mr. Daniel Petri who resigned from the Board.

    The Compensation Committee formally met two (2) times during fiscal 2000. The primary purpose of the Compensation Committee is to review and approve compensation agreements for our officers and administer our long-term incentive plan. In fulfilling this purpose, the Committee performs the following functions:

    1. Determines the annual bonus of the CEO (the CEO, who is on the Compensation Committee, does not participate in the determination);

    2. Acts in an advisory capacity regarding compensation guidelines for key employees other than the CEO; and

    3. Consults with the CEO (who is on the Committee) on compensation for senior executives.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

    The graph below compares the cumulative total shareholder return on the Company's Shares for the period commencing February 11, 2000, the initial date of trading of the Company's Shares, to December 29, 2000 with the cumulative total return of the Standard & Poor's 500 Stock Index and the NASDAQ Telecom Index over the same period. The graph assumes $100 invested on February 11, 2000 in the Company's Shares and $100 invested on such date in each of the Standard & Poor's 500 Stock Index and the NASDAQ Telecom Index, with dividends reinvested. We have used the NASDAQ Telecom Index for this comparison because we believe this index to be readily accessible to our shareholders and to be representative of the industry in which we compete.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                      11-FEB-00  31-MAR-00  30-JUN-00  29-SEP-00  29-DEC-00
FTHL                        100      69.62      45.77      33.85      19.23
S&P 500 Stock Index         100     108.04     104.86     103.56      95.18
NASDAQ Telecom Index        100     101.46      80.16       67.2      42.67

                                                                  S&P 500     NASDAQ
                                                                   STOCK     TELECOM
DATE                                                   FTHL(1)    INDEX(2)   INDEX(2)
----                                                   --------   --------   --------
11-Feb-00............................................   100.00     100.00     100.00
31-Mar-00............................................    69.62     108.04     101.46
30-Jun-00............................................    45.77     104.86      80.16
29-Sep-00............................................    33.85     103.56      67.20
29-Dec-00............................................    19.23      95.18      42.67

------------------------

(1) Based on the last traded price at the close of business.

(2) Based on prices at the close of business.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

    The following table sets forth as of May 1, 2001 the beneficial ownership of FLAG Telecom Shares by:

    - those persons known by the Company to own beneficially more than 5% of FLAG Telecom's outstanding Shares;

    - each of the executive officers and directors named elsewhere in this document and the Company's four (4) most highly compensated executives other than the CEO; and

    - all directors, executive officers and named executives of the Company as a group.

                                                                                       % OF
                                                             NUMBER OF COMMON      OUTSTANDING
                                                               SHARES OWNED       COMMON SHARES
BENEFICIAL OWNER                                             BENEFICIALLY(1)    OWNED BENEFICIALLY
----------------                                             ----------------   ------------------
Verizon Communications Inc. (formerly Bell Atlantic
  Corporation)(2)..........................................     39,922,276             29.8%
Dallah Albaraka Holding Company(3).........................     20,790,157             15.5%
TelecomAsia Corporation Public Co. Ltd.(4).................     12,130,114              9.0%
The Asian Infrastructure Fund(5)...........................      7,600,515              5.7%
Marubeni Corporation(6)....................................      6,818,330              5.1%
Government of Singapore Investment Corporation Pte
  Ltd(7)...................................................      6,803,438              5.1%
Andres Bande...............................................      1,071,707                *
Edward McCormack...........................................        408,000                *
Stuart Rubin...............................................        375,500                *
Samih Kawar................................................        235,834                *
Larry Bautista.............................................        109,667                *
Adnan Omar.................................................         41,667                *
Michael Fitzpatrick........................................         25,001                *
Umberto Silvestri..........................................         25,001                *
Thomas Bartlett............................................             --                *
Soopakij Chearavanont......................................             --                *
Alfred Giammarino..........................................             --                *
David A. Riffelmacher......................................             --                *
All Current Directors, Executive Officers and Named
  Executives as a Group (12 persons)(8)....................      2,292,377              1.6%

------------------------

*   Less than 1%

(1) The amounts and percentages shown are amounts and percentages owned beneficially as of May 1, 2001 based on information furnished or publicly disclosed by the persons named. A person is deemed to be the beneficial owner of Shares if such person, either alone or with others, has the power to vote or to dispose of such Shares. Shares beneficially owned by a person include Shares that the person has the right to acquire under stock options that were exercisable on May 1, 2001 or that become exercisable within 60 days after May 1, 2001. All Shares beneficially owned by the individuals Andres Bande, Edward McCormack, Stuart Rubin, Samih Kawar, Larry Bautista, Adnan Omar, Michael Fitzpatrick and Umberto Silvestri are Shares that the person has the right to acquire upon the exercise of options.

(2) Verizon Communications Inc. is the ultimate parent of a wholly-owned subsidiary, Bell Atlantic Network Systems Company, which is the record holder of our shares. The business address of the record holder is Bell Atlantic Network Systems Company, 4 West Red Oak Lane, White Plains, NY 10604, USA. Bell Atlantic Network Systems Company is in the process of transferring such ownership to Verizon International Holdings Ltd., at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda, another wholly-owned subsidiary of Verizon Communications Inc.

(3) Dallah Albaraka Holding Company ("DABHC") is the parent of a wholly-owned subsidiary, Rathburn Limited, which owns 17,000,000 shares of the Company. Dallah Albaraka Securities Holdings Ltd., another wholly-owned subsidiary of DABHC, owns 3,790,157 shares of the Company. The business address of Rathburn Limited is Abbott Building, Main Street, P.O. Box 3186, Road Town, Tortola, BVI. The business address of Dallah Albaraka Securities
    Holdings Ltd. is P.O. Box 1111, West Wind Building, Harbour Drive, Grand Cayman, Cayman Islands, B.W.I. Rathburn Limited has pledged 17,000,000 shares to Barclays Bank PLC under a security agreement relating to the obligations of Dallah Albaraka Holding Company E.C.

(4) TelecomAsia Corporation Public Co. Ltd. is the ultimate parent of a wholly-owned subsidiary, K.I.N. (Thailand) Co., Ltd., which directly owns our Shares. The business address of the direct owner is K.I.N. (Thailand) Co., Ltd., c/o Telecom Holding Co., Ltd., 30th Floor, Telecom Tower, 18 Ratchadaphisak Road, Huai Khwang, Bangkok 10310, Thailand. Verizon Communications Inc. holds approximately 19% of the shares of TelecomAsia Corporation Public Co. Ltd.

(5) The business address of The Asian Infrastructure Fund is: c/o Caledonian Bank & Trust Limited, Caledonian House, Mary Street, Georgetown, Grand Cayman, Cayman Islands.

(6) Marubeni Corporation is the ultimate parent of a wholly-owned subsidiary, Vectant, Inc., which owns our Shares. The business address of Vectant, Inc. is 111 West 57th Street, New York,
    NY 10019, USA.

(7) Based on information in a Schedule 13G filed with the SEC on February 6, 2001, Government of Singapore Investment Corporation Pte Ltd holds 6,803,438 shares of the Company.

(8) All Shares are subject to options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    There exist various agreements between the Company or our subsidiaries and our shareholders (or their affiliates) for the development, construction, operation, financing and marketing of the FLAG Europe-Asia cable system, the FLAG Atlantic-1 system and the FLAG European Network. The following paragraphs are a summary of the material provisions of certain of these agreements.

MARKETING SERVICES AGREEMENT

    FLAG Limited and Bell Atlantic Network Systems Company entered into a Marketing Services Agreement pursuant to which Bell Atlantic Network Systems Company was responsible for marketing the assignable capacity of the FLAG Europe-Asia cable system. Bell Atlantic Network Systems Company was appointed the exclusive sales agent for FLAG Limited throughout the world and bore all marketing expenses and costs it incurred in connection with these marketing services. FLAG Limited agreed to pay commissions at the rate of 4% of commitments obtained prior to July 3, 1995 and 3% of the commitments obtained thereafter. From inception through September 1999, FLAG Limited incurred commissions and other costs in the amount of $18.4 million. In May 1998, under a Marketing Transition Agreement, FLAG Limited and Bell Atlantic Network Systems Company agreed to terminate the Marketing Services Agreement. Under the Marketing Transition Agreement, FLAG Limited agreed to pay certain closing down expenses, certain commissions in connection with their pre-termination activities, and up to $3.0 million in commissions resulting from certain post-termination sales. In this regard, FLAG Limited incurred $0.5 million in closing down expenses, $15.9 million related to commissions in connection with pre-termination sales activity and $2.0 million in connection with post-termination sales activity. No further commissions are due in relation to post-termination sales activity. As at September 30, 1999, $1.7 million of the above remained unpaid and fully accrued by FLAG Limited. Also, under the Marketing Transition Agreement, FLAG Limited agreed to pay a 50% commission in the event that Bell Atlantic Network Systems Company or an affiliate secures the sale of four whole DS3s (each DS3 consisting of 45 Mbs of capacity) on the FLAG Europe-Asia cable system. While our obligations under this agreement continue, no such sales of DS3s have occurred to date.

EMPLOYEE SERVICES AGREEMENT

    In May 1998 FLAG Limited entered into an Employee Services Agreement with Bell Atlantic Global Systems Company under which Bell Atlantic Global Systems Company seconded certain employees to FLAG Limited. During 2000 and 1999, two Bell Atlantic Global Systems Company employees were seconded to FLAG Limited and FLAG Limited incurred total costs of $321,000 for this service.

CAPACITY PURCHASE AGREEMENTS

    Affiliates of Verizon have agreed to purchase $22.5 million of capacity on the FLAG Atlantic-1 cable system under various Capacity Purchase Agreements.

PRIMARY SUPPLIER AGREEMENT

    In January 2000, the Company entered into a Primary Supplier Agreement with Bell Atlantic Global Systems Company under which Bell Atlantic Global Systems Company has agreed to purchase from us 50% of the undersea facilities based communications capacity in any fiber optic cable needed by Bell Atlantic Global Systems Company or certain of its affiliates in each of the four calendar years beginning on January 1, 2000. The purchase of capacity may be on the FLAG Europe-Asia cable system, the FLAG Atlantic-1 cable system or any additional system constructed or acquired by the Company or any of its affiliates and may be effected by executing Capacity Purchase Agreements with the Company or any of its affiliates.

EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION; TAX AGREEMENT

    On February 26, 1999, FLAG Limited's shareholders other than Bell Atlantic Network Systems Company exchanged all their shares of common stock in FLAG Limited for Shares in FLAG Telecom. Bell Atlantic Network Systems Company, however, exchanged only a limited portion of its shares of common stock in FLAG Limited for 3,666,155 Shares in FLAG Telecom. At the same time, Bell Atlantic Network Systems Company and FLAG Telecom entered into an Exchange Agreement and Plan of Reorganization providing that Bell Atlantic Network Systems Company's remaining shares of common stock in FLAG Limited would be exchanged for Shares in FLAG Telecom in the event that, prior to February 26, 2002, Bell Atlantic received certain regulatory approvals from the Federal Communications Commission allowing Bell Atlantic to offer long distance service. Effective January 4, 2000, Bell Atlantic Network Systems Company exchanged the remaining 36,256,121 shares of common stock it held in FLAG Limited for an equivalent number of Shares in FLAG Telecom.

    The initial transfer by Bell Atlantic Network Systems Company of some of its shares of common stock in FLAG Limited and the subsequent transfer by Bell Atlantic Network Systems Company of its remaining shares in FLAG Limited are intended to be treated as tax-free transactions for United States federal income tax purposes. Under a tax agreement between FLAG Telecom and Bell Atlantic Network Systems Company, FLAG Telecom agreed to make customary representations that are designed to ensure that each exchange is treated as a tax-free transaction and not to dispose of any shares in FLAG Limited or to permit FLAG Limited to dispose of substantially all of its assets for a five-year period following the initial or any subsequent exchange of shares in FLAG Limited. Any breach of this agreement would require FLAG Telecom to indemnify Bell Atlantic and Bell Atlantic Network Systems Company against any resulting United States federal, state or local tax consequences.

NETWORK ALLIANCE AGREEMENT

    On April 3, 2001, FLAG Telecom Ireland Network Limited ("FTINL"), a subsidiary of the Company, entered into a Network Alliance Agreement with Verizon Global Solutions Holdings II Ltd. ("VGS") under which both parties agreed to create a network alliance to develop a European network. FTINL and its affiliates will have the right to acquire from VGS capacity on this European network on an indefeasible right of use basis. In satisfaction of a requirement under the Network Alliance Agreement that the parties enter into a further agreement under which VGS will acquire certain capacity and collocation space from FLAG Telecom within Europe, VGS and FTINL also entered into such agreement.

COLLOCATION AGREEMENT

    On April 4, 2001, FLAG Atlantic UK Limited and FLAG Atlantic France Sarl, both subsidiaries of the Company (collectively "FLAG Atlantic"), entered into a Collocation Agreement with Verizon Global Solutions U.K. Ltd. and Verizon Global Solutions France SAS (collectively "Verizon") under which FLAG Atlantic will license to Verizon collocation space in FLAG Atlantic-1 Points of Presence ("PoPs") in both London and Paris. The space will be used by VGS to create the London and Paris PoPs for its European network, which will provide capacity to subsidiaries of the Company under the Network Alliance Agreement referred to above.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below sets forth information concerning compensation paid to the CEO and the Company's four (4) most highly compensated executives other than the CEO for each of fiscal years 1998, 1999 and 2000.

                                                                                             LONG TERM
                                                                                           COMPENSATION
                                                                                     -------------------------
                                          ANNUAL COMPENSATION                        RESTRICTED    SECURITIES
                                       -------------------------    OTHER ANNUAL       STOCK       UNDERLYING       ALL OTHER
                              YEAR      SALARY        BONUS        COMPENSATION(1)    AWARD(S)    OPTIONS/SARS   COMPENSATION(2)
                            --------   --------   --------------   ---------------   ----------   ------------   ---------------
Andres Bande(3)...........    2000     $450,000   $ 1,157,210(4)      $181,000              --            --        $ 31,912
  Chairman and CEO            1999      450,000          848,700       156,000              --            --         168,492
                              1998      438,362     1,505,556(5)       156,000              --     1,071,707         250,970

Edward McCormack..........    2000      274,333       499,320(6)       106,327              --       180,000              --
  Deputy Chairman and         1999      217,666          399,499            --              --        50,000              --
  Chief Operating Officer     1998      177,935       699,000(7)            --              --       268,000              --

Stuart Rubin..............    2000      270,000       491,820(8)       154,401              --       165,000         357,477
  General Counsel and         1999      214,166          259,250       183,997              --        25,000         125,279
  Secretary                   1998      176,667       571,000(9)        78,953              --       268,000          24,810

Samih Kawar(10)...........    2000      204,006      256,300(11)       101,540              --       105,000          30,058
  Executive Vice-President    1999      188,750          183,000        83,339              --        16,667          38,940
  Operation and               1998      120,000           90,000       133,639              --       166,667          17,857
    Maintenance

Larry Bautista(12)........    2000      190,836      353,500(13)       101,165              --        66,000          72,715
  Chief Financial Officer     1999      126,685          135,000            --              --        10,000              --

--------------------------

(1) Other Annual Compensation means perquisites and other personal benefits received, if over $50,000 such as education, housing and car allowances.

(2) All Other Compensation means perquisites and other compensation for the covered fiscal year such as tax equalization, insurance premiums paid on behalf of the registrant during the covered fiscal year with respect to term life insurance and other professional fees.

(3) Mr. Bande joined the Company on January 12, 1998.

(4) Mr. Bande received an annual bonus of $900,000 and a special award related to the IPO of $257,210.

(5) Mr. Bande received a signing bonus of $905,500 paid in January 1998 and an annual bonus of $600,000.

(6) Mr. McCormack received an annual bonus of $324,976 and a special award related to the IPO of $174,346.

(7) Mr. McCormack received a moving bonus of $444,000 in addition to his annual bonus of $255,000. The moving bonus was in lieu of a completion bonus which would have been payable approximately six (6) months later and in consideration for Mr. McComack not exercising a right to terminate his contract because he was being required to change his place of employment.

(8) Mr. Rubin received an annual bonus of $317,490 and a special award related to the IPO of $174,330.

(9) Mr. Rubin received a moving bonus of $316,000 in addition to his annual bonus of $255,000. The moving bonus was in lieu of a completion bonus which would have been payable approximately six (6) months later and in consideration for Mr. Rubin not exercising a right to terminate his contract because he was being required to change his place of employment.

(10) Mr. Kawar joined the Company as an employee on May 1, 1998.

(11) Mr. Kawar received an annual bonus of $206,288 and a special award related to the IPO of $50,012.

(12) Mr. Larry Bautista joined the Company on April 1, 1999.

(13) Mr. Bautista received an annual bonus of $227,497 and a special award related to the IPO of $126,003.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Company's compensation philosophy is to relate the compensation of executive officers to measures of company performance to ensure that compensation policies are appropriately aligned with the value the Company creates for shareholders. Our compensation philosophy for executive officers takes into account various corporate goals that enhance shareholder value:

    - to sustain a competitive and performance-oriented environment that motivates executive officers to achieve a high level of individual and corporate results in the business environment in which they operate;

    - to relate incentive based compensation to the performance of each executive officer, as measured by financial and strategic performance goals; and

    - to enable the Company to attract and retain top quality management.

    The Compensation Committee of the Board of Directors (the "Committee") periodically reviews the components of compensation for the Company's executive officers on the basis of this philosophy. The major components of compensation for executive officers are base salary, annual bonuses and stock option grants. Each component of the total executive officer compensation package emphasizes a different aspect of the Company's compensation philosophy.

    Base salaries for executive officers are initially set based on recruiting requirements (i.e., market demand), competitive pay practices, individual experience and breadth of knowledge, internal equity considerations and other objective and subjective factors. Increases to base salaries are determined after an evaluation of competitive data, the individual's performance and his or her contribution to the Company's overall performance. Base salaries are reviewed annually and adjusted as deemed appropriate.

    The Company relies to a large degree on annual bonus compensation to attract, retain and reward executives of outstanding abilities and to motivate them to perform to the full extent of their abilities. Target bonuses for executive officers are determined on the basis of competitive bonus levels, level of responsibility, ability to influence results on a corporate or business unit level and, on occasion, subjective factors. The Committee reviews annual performance goals for the executive officers as recommended by the Chairman/CEO and reviews achievement against these targets.

    The Company's Long-Term Incentive Plan was established in 1998 for the purpose of providing incentives in the form of stock options to executives and employees. In contrast to bonuses, which are paid for prior year accomplishments, stock option grants represent incentives tied to future stock appreciation. They are intended to provide executive officers with a direct incentive to enhance shareholder value. Options generally vest over a two-year or three-year period up to a maximum term of ten years. Option grants are awarded based on an evaluation of competitive data and the anticipated contribution that the executive officer will make to the Company. The administration of the Plan is carried out by management in accordance with the policies and procedures approved by the Committee. Periodic updates on options granted are provided to the Committee.

    The Committee conducts annually a full review of the performance of the Company and its executive officers in assessing compensation levels. The Committee considers various qualitative and quantitative indicators of both the Company and the individual performance of its executive officers. This review evaluates the Company's performance both on a short- and long-term basis. The Committee may consider such quantitative measures as revenue growth, growth in Adjusted EBITDA (defined as operating income (loss) plus the following non-cash items: depreciation/cost of capacity sold, non-cash stock compensation and changes in deferred revenues) and other measures of profitability. The Committee may also consider qualitative measures such as leadership, experience, strategic direction and overall contribution to the Company.

    In addition the Committee meets periodically to review and, if appropriate, approve grading structures, salary ranges, benefit plans (including the aggregate amount of stock options that management may grant on an individual basis), employment offers to candidates for key positions in the Company and the grant of stock options under the Long-Term Incentive Plan.

    The compensation of the Chairman/CEO is pursuant to his employment agreement, which was approved by the Board. The Committee (other than the Chairman/CEO) reviews the total compensation of the CEO annually. The Committee sets annual performance targets and reviews achievements against these targets. The Committee makes such adjustments to bonuses and targets as it deems appropriate. For 2000, Mr. Bande received a base salary of $450,000, a special award related to the IPO of $257,210 and an annual bonus of $900,000. The amount of the annual bonus was based upon fulfilment of objectives that were set by the Committee.

                                                       THE COMPENSATION COMMITTEE

                                                       Andres Bande
                                                       Adnan Omar
                                                       Thomas Bartlett

                                 OPTION GRANTS

    The table below sets forth information concerning stock options granted in 2000 to the CEO and the Company's four (4) most highly compensated executives other than the CEO in 2000.

                                                  INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE VALUE AT
                       -----------------------------------------------------------------------      ASSUMED ANNUAL RATES OF
                       NUMBER OF     % OF TOTAL                                                           STOCK PRICE
                       SECURITIES     OPTIONS                    MARKET PRICE                       APPRECIATION FOR OPTION
                       UNDERLYING    GRANTED TO                   OF COMMON                                 TERM(1)
                        OPTIONS     EMPLOYEES IN   EXERCISE OR     STOCK ON       EXPIRATION     ------------------------------
NAME                    GRANTED     FISCAL YEAR    BASE PRICE     GRANT DATE         DATE           0%         5%        10%
----                   ----------   ------------   -----------   ------------   --------------   --------   --------   --------
FISCAL YEAR 2000
Andres Bande.........        --           --              --            --      --                    --         --          --
Edward McCormack.....   120,000        1.774%         $22.50        $22.50      April 10, 2010        --    $78,966    $161,784
                         60,000        0.887%          12.00         12.00      Sept. 14, 2010        --     39,483      80,892
Stuart Rubin.........   110,000        1.626%          22.50         22.50      April 10, 2010        --     72,386     148,302
                         55,000        0.813%          12.00         12.00      Sept. 14, 2010        --     36,193      74,151
Samih Kawar..........    70,000        1.035%          22.50         22.50      April 10, 2010        --     46,064      94,374
                         35,000        0.517%          12.00         12.00      Sept. 14, 2010        --     23,032      47,187
Larry Bautista.......    44,000        0.651%          22.50         22.50      April 10, 2010        --     28,954      59,321
                         22,000        0.325%          12.00         12.00      Sept. 14, 2010        --     14,477      29,660

--------------------------

(1) The dollar amounts under these columns are the results of calculations assuming that the market price of the Shares appreciates in value from the date of grant to the end of the option term at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes and are not intended to forecast future financial performance or possible future appreciation, if any, in the price of the Shares.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

    The table below sets forth information concerning exercises of stock options by the CEO and the Company's four (4) most highly compensated executives other than the CEO during the last fiscal year, and the fiscal year-end value of such executives' unexercised options. Amounts in the table are given as of December 31, 2000. There were no options exercised during the fiscal year ended December 31, 2000.

                                                                  NUMBER OF               VALUE OF UNEXERCISED
                                                            SECURITIES UNDERLYING             IN-THE-MONEY
                                                           UNEXERCISEDOPTIONS/SARS            OPTIONS/SARS
                                  SHARES                   AT FY-END (#)(1)(2)(3)          AT FY-END ($)(1)(4)
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            -----------   --------   -----------   -------------   -----------   -------------
Andres Bande..................         --         --      1,071,707            --       3,860,626             --

Edward McCormack..............         --         --        268,000       230,000         965,421      1,872,717

Stuart Rubin..................         --         --        268,000       190,000         965,421      1,641,609

Samih Kawar...................         --         --        166,667       121,667         600,387      1,047,390

Larry Bautista................         --         --         66,667        76,000         240,156        656,643

--------------------------

(1) All Share information has been adjusted to reflect the Company's 6-for-1 stock split in February 2000.

(2) Options granted during 2000 were granted at an exercise price of $22.50 and $12.00 on April 10, 2000 and September 14, 2000, respectively.

(3) An ISO award vests in two equal annual installments over two years, 50% vesting upon the first anniversary of the date of its grant and 50% vesting upon the second anniversary of the date of its grant. The ISO awards provide for acceleration of vesting and the lifting of the two year prohibition on exercise in the event of a change of control, as defined in specific individuals' option grant certificates.

(4) The fair value of each option grant mentioned above is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1998, 1999 and 2000: risk-free interest rates ranging from 5.1% to 6.2%; expected lives of 5 years; expected dividend yield of zero percent; and expected volatility of 59.22% for 1998 and 1999, 41.5% for April 10, 2000 and 70.9% for September 14, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the FLAG Telecom Board consists of
Messrs. Bande, Omar and Bartlett. Both Mr. Bande and Mr. Omar hold options of the Company, and Mr. Bande is Chairman and CEO of the Company.

CERTAIN COMPENSATION ARRANGEMENTS

    The Company, directly and through one or more of its subsidiaries, is party to employment agreements with Andres Bande, Ed McCormack and Stuart Rubin. Each agreement with the Company provides that employment shall continue until terminated. Compensation paid under these agreements and awards under the Company's Long-Term Incentive Plan are set forth in the foregoing tables. The agreements provide that if (i) the Company terminates the employee without Cause or (ii) the employee terminates his employment for Good Reason (as each term is defined in the respective agreements), the Company will pay Mr. Bande $1,440,000, Mr. McCormack one year's worth of salary and guaranteed bonus and Mr. Rubin one year's worth of salary and guaranteed bonus. In addition, the unvested stock options of Messrs. McCormack and Rubin would vest if such termination occurred within three years of a Change of Control (as such term is defined in the option grant certificates).

COMPENSATION OF OUTSIDE DIRECTORS

    Each director who is not an employee of the Company is paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees or general meetings. In addition, each such director is paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a director and is entitled to US$1,500 per day for each day spent working on one or more matters related to the Company as requested by the Board or the Chairman.

    The Company provides an annual retainer of US$30,000 to each independent director, in addition to reimbursing travel expenses for attendance at Board meetings. During 2000, the three independent directors, Mr. Umberto Silvestri, Mr. Michael Fitzpatrick and Mr. Jonathan Solomon (deceased in May 2000), each received an annual retainer of $30,000 and reimbursements for such travel expenses.

    In 1999, each of the non-employee directors at the time, other than independent directors, was granted options over 41,667 Shares that vested wholly upon the IPO. Of those directors, only Mr. Omar is still on the Board.

    Independent directors Mr. Silvestri, Mr. Solomon and Mr. Fitzpatrick were also granted the same amount of options at their respective appointments, but only 20% vested upon the IPO. The remaining 80% vest in two equal installments on each of the first and second anniversary dates of their respective grants provided the relevant individual is still a director. The estate of Mr. Solomon has until May 21, 2001 to exercise his options that vested upon the IPO.

                                PROPOSAL NO. 2.
                      APPOINTMENT OF INDEPENDENT AUDITORS

    Under the Companies Act, 1981 of Bermuda (the "Companies Act"), FLAG Telecom shareholders have the authority to appoint the independent auditors of FLAG Telecom and to authorize the FLAG Telecom Board of Directors to determine the auditors' remuneration. Upon the recommendation of the Audit Committee, the Board has proposed Arthur Andersen as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2001. The Board is asking shareholders to approve such appointment and the authority of the Board to determine their remuneration.

    Arthur Andersen acted as independent auditors for the year 2000. In connection with its audit of the consolidated financial statements of the Company, Arthur Andersen also reviewed certain filings with the SEC. In addition, Arthur Andersen performed certain non-audit services for the Company and its subsidiaries in 2000. A representative of Arthur Andersen will be present at the meeting. Such representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN AND OF THE AUTHORITY OF THE BOARD TO DETERMINE THEIR REMUNERATION.

                                 PROPOSAL NO. 3
                      AMENDMENTS TO THE COMPANY'S BYE-LAWS

    The Company's Amended and Restated Bye-laws were adopted prior to its initial public offering of Shares. Since its initial public offering, the Company has undertaken a review of the Bye-laws. As a result of that review, the Company's Board of Directors has concluded that certain of such Bye-laws contain provisions that are no longer appropriate or practical for a publicly-traded Company or otherwise obsolete or unnecessarily cumbersome.

    The Board, having declared its advisability, therefore submits and recommends for shareholder approval a proposal to amend the Bye-laws as described below. The proposed amendments, and the reasons for and effects of such changes if they are approved, are summarized below. The following summary of the proposed amendments to the Bye-laws is not intended to be complete and is qualified in its entirety by reference to the complete text of the Bye-law amendments attached to this proxy statement as Exhibit A. Please review
Exhibit A to this proxy statement, which contains each of the relevant Bye-laws marked to show the proposed changes.

APPOINTMENT AND REMOVAL OF DIRECTORS

    If the shareholders approve the amendments, certain of the Bye-laws governing appointment of directors will be amended to make the Bye-laws more appropriate for a publicly traded company or to eliminate unnecessary procedural requirements.

    Bye-law 80 requires directors to provide written acceptance of their appointment to the Board. The Board believes that this Bye-law is no longer necessary, and if the proposal is approved, this Bye-law will be deleted in its entirety.

    Bye-law 83(3) will be amended to require the presentation of a resolution by the board to remove a director pursuant to Bye-law 83(2) as well as Bye-law 83(1). This change is intended to conform the Bye-law to its original intended purpose of effecting the designation of directors by certain significant shareholders and the removal of such designated directors upon request.

    Bye-law 87 governs the delivery of notice of appointment or removal by a director of an Alternate Director. Under the proposal, it would be amended to allow more flexibility by providing that such notice must be deposited with the Company's Secretary, without specifying that it be sent to the Secretary only at the Registered Office of the Company in Bermuda.

MEETINGS, VOTING AND NOTICE PROVISIONS

    Bye-law 55, which governs the adjournment of shareholder meetings and the re-opening of adjourned shareholder meetings, will, if the proposal is approved, be amended to eliminate the requirement to provide notice of the place, day and time of the adjourned meeting if the place, day and time are announced at the time of adjournment and not subsequently changed.

    Bye-law 105 governs the delivery of notice to directors of meetings of the board of directors. Under the proposal it would be amended to eliminate notice by word of mouth, specifically permit notice by e-mail and enable a director to waive the requirement of notice either by written consent or by attending the meeting.

    If the proposal is approved, Bye-laws 62 and 135 will be amended to permit the Board to set a record date, not more than 60 or less than 10 days, before the date of any shareholder meeting, for shareholders entitled to vote at such meeting. This change would conform the Company's Bye-laws to those of most publicly traded companies and simplify the validation of votes and proxies and the management of meetings in light of the continual transfer of Shares in the public market. This change would, however, have the effect of preventing those shareholders who purchase Shares after the record date for a meeting, but before the date of such meeting, from voting at the meeting absent obtaining a proxy from their sellers.

    Bye-law 140 currently states that any notice or other document sent by post shall be deemed to have been served or delivered seven days after deposit in the post. If the proposal is approved, the Bye-law will be amended so that such notice or document shall be deemed served upon deposit in the post. One effect of this change could be to reduce the amount of notice of shareholder meetings given to shareholders when such notice materials are mailed. However, even if this change is made such notice period shall not be less than 22 days, significantly more than the minimum of five days required by Bermuda law for notice of shareholder meetings.

    Bye-law 141, which governs the delivery of notice of general meetings, will, if the proposal is approved, be amended to permit notice through e-mail or other form of electronic transmission as may be permitted by the Companies Acts. A modification of the Companies Acts is currently being considered to permit the electronic transmission of notice of general meetings. The Board believes that the Company should be able to have the flexibility to use any legal means to deliver notice of meetings to shareholders. Additionally, the amended Bye-law provides that the receipt by the Company of the appropriate confirmation of receipt of the notice from the shareholder, or other person entitled to receive notice, shall be conclusive evidence that notice was given, and that notice shall be deemed to have been given at the time of transmission.

BOARD APPROVAL OF TRANSACTIONS WITH SHAREHOLDERS

    Bye-law 97, which presently requires approval by disinterested directors of any transaction with a shareholder or its Associated Persons (as defined in the Bye-laws) with an aggregate value in excess of $1 million, is proposed to be changed to require such approval only if such a transaction is with a shareholder that is known to the Company to own, with its Associated Persons, more than 5% of the outstanding Shares. This Bye-law was adopted when the Company was private, all its shareholders were known and it was expected that certain shareholders, with representation on the board of directors, would be entering into significant transactions with the Company. Its intent, evident from its language, was to ensure that a significant transaction with such a shareholder was approved by directors who could not be deemed to have a conflict of interest by reason of being designated as a director by such shareholder. Literal compliance with the Bye-law requires approvals of transactions in amounts that are not necessarily material to the Company with any shareholder or its Affiliated Persons. Since the Company is now public and may not know the identity of its shareholders who hold Shares in nominee name, unless they are required to file a statement of beneficial ownership under applicable law, the Bye-law could apply to transactions where the Company is not aware that the other party to the transaction falls within the scope of the Bye-law. The amendment is intended to conform this Bye-law with its original intent, which was to ensure the review and approval by disinterested directors of transactions with large shareholders where a conflict of interest might exist.

BUSINESS PLAN

    Bye-law 98 currently requires the Board of Directors to approve, at least three months before the end of each financial year, a Business Plan for the following three financial years dealing with specified matters and for the approval and amendment of any such Business Plan by a majority of the Entire Board. The proposed amendment would provide greater flexibility to the Board by eliminating the requirement for the Business Plan to be approved at least three months before the end of each financial year and providing, instead, that the Plan is to be approved by the Board before the end of each financial year.

CORPORATE SEAL

    Bye-law 124(2), which governs use of the Company's seal, requires, and if the amendments are approved will continue to require, the signature of two directors, the Secretary and one director or the Secretary and any one person who has been authorized to affirm the use of a seal. The amendments would change the Bye-law to clarify that only the Board of Directors can authorize an individual to use the seal and that authorized persons can use the seal without further authorization by the Board. Absent such clarification, there may be an ambiguity with respect to who can grant such authorization and whether authorized persons must nevertheless receive additional authorization with respect to a specific use of the seal. The Board believes these clarifications to be appropriate and that, to the extent they eliminate a requirement of further, specific authorization of use of the seal by the Board, that the required signatures are sufficient to ensure that the Seal is used appropriately.

ACCOUNTING RECORDS

    Bye-law 137 was originally intended to set forth the obligations currently imposed by the Companies Acts with regard to the maintenance of, and access to, the Company's records of account. If the shareholders approve the proposal, this Bye-law will be simplified to enable the records of account of the Company to be kept in locations other than the Registered Office. The Company will still have to comply with Bermuda law, but if Bermuda law should change the Bye-laws would not have to be amended to be consistent with such change.

INDEMNIFICATION

    If the shareholders approve the amendments, Bye-law 146, which governs the indemnification of Directors, Officers, Resident Representatives and committee members, will be changed to require indemnification of all Directors and Officers of any subsidiary of the Company to the extent allowed under the Companies Act. While, in most cases, subsidiaries of the Company already indemnify these individuals, to the extent that this is not the case this change could result in increased indemnification costs. However, the Board believes that this arrangement is typical for public companies and will permit the Company's subsidiaries to continue to have access to the best possible management and representation.

    Shareholders may approve or reject the amendments to all of the Bye-laws included in the Bye-law amendment proposal, as discussed above, or may approve amendments to one or more Bye-laws and reject other amendments, except that the amendments to Bye-laws 62 and 135 must be approved or rejected together. Except for the amendments to Bye-laws 62 and 135, no approval of a Bye-law amendment is conditioned upon the approval of any other Bye-law amendment.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL AMENDMENTS TO THE COMPANY'S BYE-LAWS.

                   SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

    All proposals submitted by shareholders for inclusion in our proxy statement for our 2002 Annual General Meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), must be received by us at our registered office at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda, not later than January 9, 2002, assuming that such meeting is held on or about the anniversary of this meeting. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

    Under the Companies Act, any shareholders who represent not less than 5% of the total voting power of shareholders having the right to vote at the meeting or who are 100 or more in number may requisition any resolution which may properly be and is intended to be moved at an annual shareholders' meeting. A shareholder or shareholders wishing to move a resolution at FLAG Telecom's 2002 Annual General Meeting of shareholders is required to give us notice of the resolution at our registered office at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda, at least six weeks before the meeting and deposit a sum reasonably sufficient to meet the Company's expenses in giving effect to the requisition.

                      WHERE YOU CAN FIND MORE INFORMATION

    We are subject to informational requirements of some U.S. federal securities laws and, therefore are required or have agreed to file periodic reports and other information with the SEC, except as described below. Although, as a foreign private issuer, FLAG Telecom is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and we are not required to publish financial statements as frequently, as promptly or containing the same information as those filed by United States companies, we have agreed to provide our shareholders with reports on Form 10-Q and 10-K and to comply with the United States proxy rules. In addition, we will furnish to holders of common shares annual reports in English containing consolidated financial statements, prepared in accordance with US GAAP, examined by our independent public auditors and including their report thereon. We also make available quarterly reports containing condensed unaudited financial information for the first three fiscal quarters of each year, prepared in accordance with US GAAP. We will generally furnish annual reports within 90 days after the end of each fiscal year, and make available quarterly reports within 45 days after the end of the first three fiscal quarters of each year. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." You may also visit FLAG Telecom at "http://www.flagtelecom.com." Any Internet addresses provided in this proxy statement are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these Internet addresses is included herein.

                                    GENERAL

    The enclosed proxy is solicited on behalf of the Company's Board of Directors. Unless otherwise directed, proxies held by the chairman of the meeting will be voted FOR setting the size of the Board at ten (10) directors with the election of the three (3) nominees for director named on the proxy card and with one (1) vacancy (subject to increase in certain circumstances as described under "Proposal No.1--Election of Directors" above) constituting a casual vacancy to be appointed by the Board at a later date, FOR the re-appointment of the independent auditors of the Company and authorization for the Board to fix the auditors' remuneration and FOR all of the amendments to the Company's Bye-laws. If any matter other than those described in this proxy statement properly comes before the meeting, the chairman will vote the Shares represented by such proxies in accordance with his best judgment.

May 8, 2001

                                                                       EXHIBIT A

                        PROPOSED AMENDMENTS TO BYE-LAWS
                                       OF
                         FLAG TELECOM HOLDINGS LIMITED

    Set forth below are the proposed amendments to the Company's Bye-laws, with language added shown in bold, and deleted language struck through.

BYE-LAW 55

    If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person or by proxy and entitled to vote and representing the holders of more than 50.1% of the issued shares shall be a quorum, provided that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. The <#>Company shall give not less than seven days notice of any meeting adjourned through want of a quorum</#> CHAIRMAN OF THE MEETING SHALL INFORM THOSE SHAREHOLDERS PRESENT AT THE MEETING OF THE PLACE, DAY AND TIME OF THE ADJOURNED MEETING and <#>such notice</#> shall state that the sole Shareholder or, if more than one, two Shareholders present in person or by proxy and entitled to vote and representing the holders of more than 50.1% of the issued shares shall be a quorum. NO FURTHER NOTICE OF THE ADJOURNED MEETING SHALL BE GIVEN UNLESS THE CHAIRMAN OF THE MEETING IS UNABLE TO SET THE PLACE, DAY OR TIME FOR AN ADJOURNED MEETING AT THE MEETING OR THE PLACE, DAY OR TIME OF THE ADJOURNED MEETING IS SUBSEQUENTLY CHANGED FOLLOWING THE MEETING. IN SUCH CIRCUMSTANCES THE COMPANY SHALL GIVE NOT LESS THAN SEVEN DAYS NOTICE OF THE ADJOURNED MEETING TO ALL OF THE SHAREHOLDERS ENTITLED TO RECEIVE NOTICE OF OR TO VOTE AT GENERAL MEETINGS OF THE COMPANY. If at the adjourned meeting a quorum is not present within fifteen minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

BYE-LAW 62

    Subject TO THE PROVISIONS OF BYE-LAW 135, AND to any rights or restrictions attached to any class of shares, at any meeting of the Company, each Shareholder present in person or by proxy shall be entitled to one vote for each share held by him.

BYE-LAW 80

    <#>All Directors, upon appointment, must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty days of their appointment.</#> [INTENTIONALLY OMITTED]

BYE-LAW 83

    (1) Any Shareholder or class of Shareholders designating a Director may by notice in writing to the Company and to the other Shareholders request the removal of such Director and designate another person to be elected in his place in accordance with Bye-law 82. Upon the sale or transfer of shares held by a Shareholder with the result that such Shareholder ceases to hold such percentage of the issued and outstanding shares that entitled it to designate such total number of Directors calculated pursuant to Bye-law 82, there shall be delivered to the Company, upon the closing of such sale or transfer, written resignations of such number of Directors as such Shareholder is no longer entitled to designate pursuant to Bye-law 82. Without prejudice to the generality of the foregoing, upon the sale or transfer of shares held by Bell Atlantic Network Systems Company or Rathburn Limited with the result that Bell Atlantic Network Systems Company or, as the case may be, Rathburn Limited ceases to hold any of the issued and outstanding shares, there shall be delivered to the Company, upon the closing of such sale or transfer, written resignations of all Directors serving upon the designation of Bell Atlantic Network Systems Company or, as the case may be, Rathburn Limited.

    (2) Any Shareholder may, by notice to the Company, request the removal of any Director or Directors designated pursuant to Bye-law 82 by a Shareholder that, at the time of such request, does not hold such percentage of the issued and outstanding shares that entitled it to designate such Director or Directors under Bye-law 82.

    (3) The Company shall in a special general meeting or class meeting called for that purpose PRESENT A RESOLUTION TO remove a Director whose removal is requested pursuant to Bye-law 83(1) OR 83(2); provided that notice of any such meeting shall be served upon the Director concerned not less than 14 days before the meeting. Any vacancy created by the removal of a Director and a special general meeting or class meeting may be filled at the meeting by the election of another Director in his place.

BYE-LAW 87

    Any Director (other than an Alternate Director) may appoint any other Director, or any other person approved by resolution of the Board and willing to act, to be an Alternate Director and may remove from office an Alternate Director so appointed by him. Any appointment or removal of an Alternate Director by a Director shall be effected by<#> depositing</#> a notice of appointment or removal<#> with</#> TO the Secretary<#> at the Registered Office</#>, signed by such Director, and such appointment or removal shall become effective on the date of receipt of such notice by the Secretary. Any Alternate Director may also be removed by resolution of the Board. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

BYE-LAW 97

    THE REFERENCE TO "SHAREHOLDER" IN THIS BYE-LAW SHALL MEAN A SHAREHOLDER THAT BY ITSELF, OR TOGETHER WITH ITS ASSOCIATED PERSONS, IS KNOWN BY THE COMPANY TO OWN IN EXCESS OF 5% OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY AT THE RELEVANT TIME. The Company shall not (and shall not permit any of its subsidiary companies to) enter into, amend in any material respect or terminate any agreement or transaction involving aggregate payments or other consideration with an aggregate value in excess of $1 million with any person in which a Shareholder or any of its Associated Persons has an interest unless such action is approved by at least two-thirds (a simple majority in the case of a vote to terminate an agreement or transaction) of the votes cast at a meeting of the Board, excluding for all purposes of such calculation all votes exercisable by the Director(s) designated by such interested Shareholder, and any such action with respect to any agreement or transaction involving payments or other consideration with an aggregate value of $1 million or less shall require approval by the affirmative vote of the Directors representing a majority of the total voting power of the Entire Board, excluding for all purposes of such calculation all votes exercisable by any Director appointed by the interested Shareholder. The Company shall not (and shall not permit any of its subsidiary companies to) make any loan or advance or give any credit (other than normal trade credit) to any Shareholder or Director or any relative or Associated Person of a Shareholder or Director unless such loan, advance or credit is approved by the affirmative vote of at least two-thirds of the votes cast at a meeting of the Board, excluding for all purposes of such calculation all votes exercisable by any Director appointed by an interested Shareholder. In case of doubt, the Board shall determine by majority vote, excluding for all purposes of such calculation all votes exercisable by the Director appointed by the potentially interested Shareholder whether a Shareholder is an interested Shareholder by virtue of it or any of its

Associated Persons having an interest in any agreement or transaction of a nature requiring approval as provided in this Bye-law.

BYE-LAW 98

    The Board shall meet<#> at least three months</#> before the end of each financial year to approve a Business Plan for the following three financial years. Each such Business Plan shall deal with the following matters:

    (1) the activities to be undertaken by the Company and its subsidiary companies;

    (2) a budget setting out the expected revenues, expenses and capital requirements of the Company and each of its subsidiary companies;

    (3) the manner in which the anticipated capital requirements of the Company and its subsidiary companies will be funded including the proportions to be funded by way of external borrowings, Shareholders' loans or guarantees and/or equity contributions; and

    (4) such other matters as the Shareholders may determine should be dealt with in the Business Plan from time to time.

BYE-LAW 105

    Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or<#> by word of mouth or</#> sent to him by post, cable, telex, telecopier, E-MAIL or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting OR BY ATTENDING THE MEETING (UNLESS SUCH DIRECTOR HAS ANNOUNCED AT THE MEETING HIS UNWILLINGNESS TO WAIVE THE REQUIREMENT OF NOTICE NOTWITHSTANDING SUCH ATTENDANCE).

BYE-LAW 124

    (1) The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof. Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the centre thereof.

    (2) The Board shall provide for the custody of every Seal. <#>A Seal shall only be used by authority of the Board or of a committee constituted by the Board.</#> Subject to these Bye-laws, any instrument to which a Seal is affixed shall be signed by either two Directors, or by the Secretary and one Director, or by the Secretary and/or by any one person whether or not a Director or Officer, who has been authorised BY THE BOARD either generally or specifically to affirm the use of a Seal; provided that the Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these Bye-laws, the minutes of any meeting or any other documents requiring authentication.

BYE-LAW 135

    Notwithstanding any other provisions of these Bye-laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of OR TO VOTE AT general meetings. Any such record date may be on or at any time not more than 60 days before any date on which such dividend, distribution, allotment or issue is declared, paid or made or not more than 60 days nor less than 10 days before the date of any such meetings.

BYE-LAW 137

    The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors. <#>; PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three-month period.</#> No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

BYE-LAW 140

    Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered<#> seven days after it was put</#> UPON DEPOSIT in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

BYE-LAW 141

    Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder, or other person entitled to it, if it is sent to him by cable, telex,<#> telecopier</#> FACSIMILE, E-MAIL OR OTHER FORM OF ELECTRONIC TRANSMISSION AS MAY BE PERMITTED BY THE COMPANIES ACTS or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address (INCLUDING AN E-MAIL OR SIMILAR ADDRESS, IF PERMITTED BY THE COMPANIES ACTS) given by him to the Company for this purpose.<#> Any such</#> THE RECEIPT BY THE COMPANY OF THE APPROPRIATE CONFIRMATION OF RECEIPT OF THE NOTICE FROM THE SHAREHOLDER, OR OTHER PERSON ENTITLED TO NOTICE OF A GENERAL MEETING OF THE COMPANY, SHALL BE CONCLUSIVE EVIDENCE THAT THE NOTICE WAS GIVEN AND THE notice shall be deemed to have been<#> served twenty-four hours after its despatch.</#> GIVEN AT THE TIME OF TRANSMISSION.

BYE-LAW 146

    Subject to the proviso below, every Director, Officer of the Company and member of a committee constituted under Bye-law 103 and any Resident Representative AND EVERY DIRECTOR AND OFFICER OF ANY SUBSIDIARY COMPANY OF THE COMPANY shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Officer, committee member or Resident Representative and the indemnity contained in this Bye-law shall extend to any person acting as a Director, Officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-law shall not extend to any matter which would render it void pursuant to the Companies Acts.

         A PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Proxy Card for use at the 2001 Annual General Meeting (the "meeting") of Shareholders of FLAG Telecom Holdings Limited, a company organized under the laws of Bermuda (the "Company"), to be held on June 18, 2001 at 9:00 a.m., local time, at the Le Meridien Grosvenor House Hotel, Park Lane, London W1K 7TN, England.

         The undersigned, being a holder of shares of common stock ("Shares") of the Company, hereby appoints as his or her proxy at the meeting the Chairman of the meeting and directs such proxy to vote (or abstain from voting) at the meeting as indicated on the reverse of this card or, to the extent that no such indication is given, as set forth herein.

         Please indicate on the reverse of this card how your Shares are to be voted. If this card is returned duly signed but without any indication as to how your Shares are to be voted in respect of any of the resolutions described on the reverse, you will be deemed to have directed the proxy to vote FOR Company Proposals 1, 2, and 3.

         In order to be effective, completed proxy cards should be received at one of the addresses and by the time (being local time) specified below:

                  IN BERMUDA: FLAG Telecom Holdings Limited, Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda, by 5:00 p.m. on June 15, 2001;

                  IN THE UNITED KINGDOM: FLAG Telecom Holdings Limited, c/o FLAG Telecom Limited, 9 South Street, London W1K 2XA, United Kingdom, by 5:00 p.m. on June 15, 2001;

                  IN THE UNITED STATES: FLAG Telecom Holdings Limited, c/o MacKenzie Partners, Inc., 156 Fifth Avenue, 13th Floor, New York, New York 10010, United States of America, by 5:00 p.m. on June 15, 2001.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


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





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                                                    Please mark
                                                    your votes as    / X /
                                                    indicated in
                                                    this example


Please indicate with an "X" in the appropriate space how you wish your votes to be cast. If no indication is given, proxies held by the Chairman of the meeting will be voted in favor of Company Proposals 1, 2, and 3.

The Board of Directors recommends a vote "FOR" the following Proposals:

1. Setting the number of directors at ten (10), with the election of the three (3) nominees listed below to the Board of Directors and one
        (1) vacancy constituting a casual vacancy pursuant to Bye-law 81 of the Company's Bye-laws and to be appointed by the Board at a later date, provided that if, prior to the meeting, any current director designated by a shareholder pursuant to Bye-law 82 of the Company's Bye-laws withdraws from the Board and such shareholder has lost the right to designate such director's replacement pursuant to such Bye-law 82 or waives such right, the vacancy created by the withdrawal of such director shall constitute an additional casual vacancy pursuant to Bye-law 81 of the Company's Bye-laws, to be appointed by the Board at a later date.

                          FOR all      WITHHOLD            FOR ALL
                          nominees     AUTHORITY           EXCEPT*
                                       to vote for all
                                       nominees

                           /  /          /  /               /  /

        Adnan Omar, Michael Fitzpatrick and Umberto Silvestri

To vote for all nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withhold Authority" box. To withhold voting for a particular nominee (or nominees), mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided.

*Exceptions:____________________________________________________________________

2. Re-appointment of Arthur Andersen as the independent auditors of the Company and authorization for the Board of Directors to fix the auditors' remuneration.

                         FOR            AGAINST          ABSTAIN

                        /  /             /  /              /  /

3.       To approve the amendments to the Bye-laws.

                         FOR            AGAINST          ABSTAIN

                        /  /             /  /              /  /

         To vote for, against or abstain on all amendments, mark the "for", "against" or "abstain" box above. To vote for, against or abstain on the individual Bye-law amendments, use the boxes below opposite each amendment.

         To approve the amendment            FOR            AGAINST          ABSTAIN
         to Bye-law 55.                     /  /             /  /              /  /

         To approve the amendments           FOR            AGAINST          ABSTAIN
         to Bye-laws 62 and 135.            /  /             /  /              /  /

         To approve the amendment            FOR            AGAINST          ABSTAIN
         to Bye-law 80.                     /  /             /  /              /  /

         To approve the amendment            FOR            AGAINST          ABSTAIN
         to Bye-law 83.                     /  /             /  /              /  /

         To approve the amendment            FOR            AGAINST          ABSTAIN
         to Bye-law 87.                     /  /             /  /              /  /

         To approve the amendment            FOR            AGAINST          ABSTAIN
         to Bye-law 97.                     /  /             /  /              /  /

         To approve the amendment            FOR            AGAINST          ABSTAIN
         to Bye-law 98.                     /  /             /  /              /  /

         To approve the amendment            FOR            AGAINST          ABSTAIN
         to Bye-law 105.                    /  /             /  /              /  /

         To approve the amendment            FOR            AGAINST          ABSTAIN
         to Bye-law 124.                    /  /             /  /              /  /

         To approve the amendment            FOR            AGAINST          ABSTAIN
         to Bye-law 137.                    /  /             /  /              /  /

         To approve the amendment            FOR            AGAINST          ABSTAIN
         to Bye-law 140.                    /  /             /  /              /  /

         To approve the amendment            FOR            AGAINST          ABSTAIN
         to Bye-law 141.                    /  /             /  /              /  /

         To approve the amendment            FOR            AGAINST          ABSTAIN
         to Bye-law 146.                    /  /             /  /              /  /


1.IN THE CASE OF A CORPORATION, THIS PROXY MUST BE UNDER ITS COMMON SEAL OR SIGNED BY A DULY AUTHORIZED OFFICER OR DIRECTOR WHOSE DESIGNATION MUST BE STATED.

2.IN THE CASE OF JOINT HOLDERS, ANY HOLDER MAY SIGN, BUT THE VOTE OF THE SENIOR WHO TENDERS A VOTE, WHETHER IN PERSON OR BY PROXY, WILL BE ACCEPTED TO THE EXCLUSION OF THE VOTES OF THE OTHER JOINT HOLDERS AND FOR THIS PURPOSE SENIORITY WILL BE DETERMINED BY THE ORDER IN WHICH THE NAMES STAND IN THE REGISTER OF SHAREHOLDERS.

3.PLEASE SIGN AS NAME APPEARS HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.




Signature(s) ______________ Signature/Title _____________ Dated __________, 2001

             NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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